Exhibit 99.1

FOR IMMEDIATE RELEASE

SANUWAVE REPORTS SECOND QUARTER 2012 FINANCIAL RESULTS AND PROVIDES A BUSINESS UPDATE

Company to Hold Conference Call at 11:00 a.m. Eastern Time on Thursday, August 9

ALPHARETTA, GA, August 8, 2012 – SANUWAVE Health, Inc. (OTCBB: SNWV) today reported financial results for the three and six months ended June 30, 2012 and provided a business update.

Christopher M. Cashman, President and CEO of SANUWAVE, said, “I am very pleased with this quarter’s growth in revenues which is a direct reflection of our efforts to further develop our distribution in international markets.  The Company recognized the full extent of cost saving measures implemented in the first quarter of 2012, including headcount reductions and expense savings. We continue to make every effort to lower our cash burn to the maximum extent possible, while making sure we do not affect the value of the business, our ability to raise funds or pursue strategic options, or our capability to start up and conduct our next dermaPACE® study to treat diabetic foot ulcers.  We continue to work with Canaccord Genuity Inc. and other specialized investment banking firms, as well as with high net worth current and potential investors, with the expectation of completing a capital raise in the third quarter of 2012.”

Mr. Cashman continued, “As recently announced, the U.S. Food and Drug Administration (FDA) has granted conditional approval of our Investigational Device Exemption (IDE) Supplement to conduct an additional clinical trial utilizing our dermaPACE device in the treatment of diabetic foot ulcers.  The FDA’s decision is a highly positive development in the approval process of dermaPACE for the U.S. market.  The planned trial provides a scientifically robust, yet potentially more expeditious, pathway to validation of dermaPACE’s safety and efficacy and subsequent FDA approval.  The Company has already identified clinical study sites and is in the process of qualifying and contracting with them for participation.  Once appropriate funding to conduct the trial is in place, patient enrollment is expected to begin upon Institutional Review Board (IRB) approvals at each site.  This is forecasted to occur as early as the fourth quarter of this year.”

“We believe the clinical trial could be completed and submitted in support of a Premarket Approval (PMA) application for dermaPACE in as early as 20 months from trial initiation, assuming such data to be collected meets the agreed upon statistical and clinical plan of success.  We remain focused on achieving FDA approval as soon as possible in order to make dermaPACE available to the millions of U.S. patients who suffer from debilitating, recalcitrant diabetic foot ulcers,” concluded Mr. Cashman.

In the second quarter of 2012, preclinical research data from the Company’s directed global development program, which addresses a diverse range of promising regenerative medicine applications for the PACE® technology platform in bone and soft tissue, were published in peer-reviewed journals:

•
Harvard-MIT Division of Health Sciences and Technology and VA Boston Healthcare System investigators studied a novel approach for treatment of bone loss that demonstrated the ability of the Company’s PACE technology to stimulate proliferation of periosteal adult stem cells (cambium cells) within the body and subsequently form bone.

•
Chang Gung Memorial Hospital in Kaohsiung, Taiwan demonstrated the ability of the Company’s PACE technology to prevent the onset of osteoarthritis for at least three months after a single treatment session.

•
Heidelberg University Hospital demonstrated the ability of dermaPACE to improve skin flap survival after a tissue injury known as ischemia-reperfusion (IR) injury.  A single treatment of dermaPACE delivered after tissue injury significantly improved skin flap survival and blood flow, suggesting potential benefits of dermaPACE across multiple microsurgical procedures.

Financial highlights for the three months ended June 30, 2012 include (all comparisons are with the three months ended June 30, 2011):

•	Revenues increased by $46,608, or 28%, to $210,357 through increased sales through the Company’s European distributors.

•
Total operating expenses decreased by $922,250, or 39%, to $1,466,191.  The Company recognized the full extent of cost saving measures implemented in the first quarter of 2012, including headcount reductions and expense savings.

•	Net loss for the quarter decreased by $2,147,581, or 60%, to $1,424,626 from $3,572,207.

Second Quarter Financial Results
Revenues for the three months ended June 30, 2012 were $210,357, compared with $163,749 for the same period in 2011, an increase of $46,608, or 28%.  The increase in revenues is primarily due to increased sales of devices and refurbishment applicators to European distributors in 2012, as compared to 2011.

Research and development expenses for the three months ended June 30, 2012 were $347,644, compared with $795,118 for the same period in 2011, a decrease of $447,474, or 56%.  Research and development expenses decreased in 2012 due to lower expenses for clinical results analysis and clinical related expenses.  Consulting expenses related to clinical results analysis were higher in 2011 as the Company prepared to submit the dermaPACE PMA for treating diabetic foot ulcers to the FDA in June 2011.

General and administrative expenses for the three months ended June 30, 2012 were $1,036,728, compared with $1,510,390 for the same period in 2011, a decrease of $473,662, or 31%.  General and administrative expenses included non-cash stock-based compensation of $239,870 and $147,762 for the three months ended June 30, 2012 and 2011, respectively.  The increase in non-cash stock-based compensation was due to granting employee stock options in November 2011 and granting stock options to members of the Company’s medical advisory board in March 2012.  Excluding non-cash stock-based compensation, general and administrative expenses were $796,858 for the three months ended June 30, 2012, compared with $1,362,628 for the same period in 2011, a decrease of $565,770, or 42%.  The decrease is primarily due to a reduction in headcount (18 employees in June 2012 as compared to 28 employees in June 2011), decreased investor relations expenses and decreased legal costs for patent defense activities.

The net loss for the three months ended June 30, 2012 was $1,424,626, or ($0.07) per share, compared with a net loss of $3,572,207, or ($0.17) per share, for the same period in 2011, a reduction in the net loss of $2,147,581, or 60%.  The Company recorded a loss from extinguishment of debt of $1,318,781 in April 2011 as a result of the exchange of outstanding notes payable due to related parties for common stock and warrants.

First Half Financial Results
Revenues for the six months ended June 30, 2012 were $448,897, compared to $415,502 for the same period in 2011, an increase of $33,395, or 8%.  The increase in revenues is primarily due to increased sales of devices and refurbishment applicators to European distributors in 2012, as compared to 2011.

Research and development expenses for the six months ended June 30, 2012 were $951,441, compared with $1,544,417 for the same period in 2011, a decrease of $592,976, or 38%.  Research and development expenses decreased in 2012 due to lower expenses for clinical results analysis and clinical related expenses.  Consulting expenses related to clinical results analysis were higher in 2011 as the Company prepared to submit the dermaPACE PMA for treating diabetic foot ulcers to the FDA in June 2011.

General and administrative expenses for the six months ended June 30, 2012 were $2,274,268, compared with $2,892,575 for the same period in 2011, a decrease of $618,307, or 21%.  General and administrative expenses included non-cash stock-based compensation of $502,046 and $300,210 for the six months ended June 30, 2012 and 2011, respectively.  The increase in non-cash stock-based compensation was due to granting employee stock options in November 2011 and granting stock options to members of the Company’s medical advisory board in March 2012.  Excluding non-cash stock-based compensation, general and administrative expenses were $1,772,222 for the six months ended June 30, 2012, compared with $2,592,365 for the same period in 2011, a decrease of $820,143, or 32%.  The decrease is mainly due to a reduction in headcount (18 employees in June 2012 as compared to 28 employees in June 2011), decreased investor relations expenses and decreased legal costs for patent defense activities.

The net loss for the six months ended June 30, 2012 was $3,259,941, or ($0.16) per share, compared with a net loss of $5,755,533, or ($0.31) per share, for the same period in 2011, a reduction of $2,495,592, or 43%.  The Company recorded a loss from extinguishment of debt of $1,318,781 in April 2011 as a result of the exchange of outstanding notes payable due to related parties for common stock and warrants.

As of June 30, 2012, the Company had cash and cash equivalents of $1,400,875, compared with $3,909,383 as of December 31, 2011, a decrease of $2,508,508.  For the six months ended June 30, 2012 and 2011, net cash used by operating activities was $2,504,284 and $5,003,056, respectively, primarily consisting of compensation costs, research and development activities and general corporate operations.  The decrease in the use of cash for operating activities of $2,498,772 for 2012, as compared to the same period for 2011, was due to reductions in headcount, operating expenses and clinical expenses in 2012 as well as a reduction in current liabilities in 2011.  Net cash provided (used) by financing activities for the six months ended June 30, 2012 and 2011 was $(2,245) and $12,367,455, respectively, which in 2011 consisted of the net proceeds from the private placement of $8,467,121 and the exercise of unit options of $3,900,334.

Conference Call
SANUWAVE management will host an investment community conference call beginning at 11:00 a.m. Eastern time on Thursday, August 9, 2012 to discuss the second quarter financial results and to provide a business update and answer investor questions.

Shareholders and other interested parties can participate in the conference call by dialing 877-403-3959 (U.S. and Canada) or 706-902-0367 (international) and entering Conference ID 17958215.

A replay of the conference call will be available beginning two hours after its completion through August 17, 2012 by dialing 800-585-8367 (U.S. and Canada) or 404-537-3406 (international) and entering Conference ID 17958215.

About SANUWAVE Health, Inc.
SANUWAVE Health, Inc. (www.sanuwave.com) is an emerging regenerative medicine company focused on the development and commercialization of noninvasive, biological response activating devices for the repair and regeneration of tissue, musculoskeletal and vascular structures.  SANUWAVE’s portfolio of products and product candidates activate biologic signaling and angiogenic responses, including new vascularization and microcirculatory improvement, helping to restore the body’s normal healing processes and regeneration.  SANUWAVE intends to apply its PACE technology in wound healing, orthopedic/spine, plastic/cosmetic and cardiac conditions.  Its lead product candidate for the global wound care market, dermaPACE, is CE marked and has Canadian device license approval for the treatment of the skin and subcutaneous soft tissue.  In the U.S., dermaPACE is currently under the FDA’s Premarket Approval (PMA) review process for the treatment of diabetic foot ulcers.  SANUWAVE researches, designs, manufactures, markets and services its products worldwide, and believes it has demonstrated that its technology is safe and effective in stimulating healing in chronic conditions of the foot (plantar fasciitis) and the elbow (lateral epicondylitis) through its U.S. Class III PMA approved Ossatron® device, as well as stimulating bone and chronic tendonitis regeneration in the musculoskeletal environment through the utilization of its Ossatron, Evotron® and orthoPACE® devices in Europe.

Forward-Looking Statements
This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. Forward-looking statements include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, its directors or its officers. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control. Actual results may differ materially from those projected in the forward-looking statements. Among the key risks, assumptions and factors that may affect operating results, performance and financial condition are risks associated with the marketing of the Company’s product candidates and products, unproven pre-clinical and clinical development activities, regulatory oversight, the Company’s ability to manage its capital resource issues, competition, and the other factors discussed in detail in the Company’s periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement.

For additional information about the Company, visit www.sanuwave.com.

Contact:

SANUWAVE Health, Inc.
Barry Jenkins, 678-578-0103
Chief Financial Officer
or
Bernie Laurel, 678-578-0103
VP of Sales and Marketing
investorrelations@sanuwave.com

(FINANCIAL TABLES FOLLOW)

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2012	2011
	(Unaudited)	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,400,875	$3,909,383
Accounts receivable - trade, net	58,545	81,565
Inventory	315,979	396,284
Prepaid expenses	204,415	162,975
Due from Pulse Veterinary Technologies, LLC	-	27,837
TOTAL CURRENT ASSETS	1,979,814	4,578,044

PROPERTY AND EQUIPMENT, at cost, less accumulated depreciation	41,811	51,206

OTHER ASSETS	3,140	3,192

INTANGIBLE ASSETS, at cost, less accumulated amortization	1,380,404	1,533,782
TOTAL ASSETS	$3,405,169	$6,166,224

LIABILITIES
CURRENT LIABILITIES
Accounts payable	$449,894	$756,657
Accrued employee compensation	951,854	632,333
Accrued expenses	178,840	190,583
Interest payable, related parties	80,968	81,864
Capital lease payable, current portion	4,751	4,576
Liabilities related to discontinued operations	655,061	655,061
TOTAL CURRENT LIABILITIES	2,321,368	2,321,074

NON-CURRENT LIABILITIES
Notes payable, related parties	5,372,743	5,372,743
Capital lease payable, non-current portion	6,464	8,884
TOTAL NON-CURRENT LIABILITIES	5,379,207	5,381,627
TOTAL LIABILITIES	7,700,575	7,702,701

COMMITMENTS AND CONTINGENCIES	-	-

STOCKHOLDERS' DEFICIT
PREFERRED STOCK, par value $0.001, 5,000,000 shares
authorized; no shares issued and outstanding	-	-

COMMON STOCK, par value $0.001, 150,000,000 shares
and 50,000,000 shares authorized in 2012 and 2011,
respectively; 20,907,536 issued and outstanding in
2012 and 2011	20,908	20,908

ADDITIONAL PAID-IN CAPITAL	63,443,023	62,940,977

ACCUMULATED OTHER COMPREHENSIVE INCOME	9,432	10,466

RETAINED DEFICIT	(67,768,769)	(64,508,828)
TOTAL STOCKHOLDERS' DEFICIT	(4,295,406)	(1,536,477)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$3,405,169	$6,166,224

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(UNAUDITED)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2012	2011	2012	2011

REVENUES	$210,357	$163,749	$448,897	$415,502

COST OF REVENUES	82,161	47,233	153,933	140,531

GROSS PROFIT	128,196	116,516	294,964	274,971

OPERATING EXPENSES
Research and development	347,644	795,118	951,441	1,544,417
General and administrative	1,036,728	1,510,390	2,274,268	2,892,575
Depreciation	5,130	6,244	10,340	12,481
Amortization	76,689	76,689	153,378	153,378
TOTAL OPERATING EXPENSES	1,466,191	2,388,441	3,389,427	4,602,851

OPERATING LOSS	(1,337,995)	(2,271,925)	(3,094,463)	(4,327,880)

OTHER INCOME (EXPENSE)
Extinguishment of debt	-	(1,318,781)	-	(1,318,781)
Interest expense, net	(80,446)	(79,794)	(159,302)	(316,074)
Loss on foreign currency exchange	(6,185)	(14,207)	(6,176)	(17,798)
Transitional services provided to Pulse Veterinary Technologies, LLC	-	112,500	-	225,000

TOTAL OTHER INCOME (EXPENSE)	(86,631)	(1,300,282)	(165,478)	(1,427,653)

LOSS BEFORE INCOME TAXES	(1,424,626)	(3,572,207)	(3,259,941)	(5,755,533)

INCOME TAX EXPENSE	-	-	-	-

NET LOSS	(1,424,626)	(3,572,207)	(3,259,941)	(5,755,533)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustments	(5,962)	2,290	(1,034)	13,288
TOTAL COMPREHENSIVE LOSS	$(1,430,588)	$(3,569,917)	$(3,260,975)	$(5,742,245)

LOSS PER SHARE:
Net loss - basic	$(0.07)	$(0.17)	$(0.16)	$(0.31)
Net loss - diluted	$(0.07)	$(0.17)	$(0.16)	$(0.31)

Weighted average shares outstanding - basic	20,907,536	20,537,517	20,907,536	18,340,586
Weighted average shares outstanding - diluted	20,907,536	20,537,517	20,907,536	18,340,586

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended	Six Months Ended
	June 30,	June 30,
	2012	2011

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(3,259,941)	$(5,755,533)
Adjustments to reconcile net loss to net cash used by operating activities:
Amortization	153,378	153,378
Depreciation	10,340	12,481
Change in allowance for doubtful accounts	(34,534)	19,751
Stock-based compensation	502,046	300,210
Accrued interest	-	166,618
Extinguishment of debt	-	1,318,781
Changes in assets - (increase)/decrease
Accounts receivable - trade	57,554	(25,045)
Inventory	80,305	15,366
Prepaid expenses	(41,440)	(28,035)
Due from Pulse Veterinary Technologies, LLC	27,837	(53,619)
Other	52	(391)
Changes in liabilities - increase/(decrease)
Accounts payable	(306,763)	(221,520)
Accrued employee compensation	319,521	(786,173)
Accrued expenses	(11,743)	(117,316)
Interest payable, related parties	(896)	(2,009)
NET CASH USED BY OPERATING ACTIVITIES	(2,504,284)	(5,003,056)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(945)	(21,425)
NET CASH USED BY INVESTING ACTIVITIES	(945)	(21,425)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from private placement	-	8,467,121
Proceeds from unit options exercised, related parties	-	2,463,008
Proceeds from unit options exercised	-	1,437,326
Payment of principal on capital lease	(2,245)	-
NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES	(2,245)	12,367,455

EFFECT OF EXCHANGE RATES ON CASH	(1,034)	13,288

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(2,508,508)	7,356,262

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	3,909,383	417,457
CASH AND CASH EQUIVALENTS, END OF PERIOD	$1,400,875	$7,773,719

SUPPLEMENTAL INFORMATION
Cash paid for interest, related parties	$161,936	$161,935
Cash paid for capital lease interest	$472	$-
NON-CASH INVESTING AND FINANCING ACTIVITIES
Capital stock issued in exchange for notes payable, related parties	$-	$4,413,908